Exhibit 99.01

First USA Credit Card Master Trust

Excess Spread Analysis - December 2005

	Series	1996-4	1997-4	1997-8	1998-6	1999-2
	Deal Size	$602MM	$602MM	$939MM	$964MM	$602MM
	Expected Maturity	8/10/2006	6/17/2007	9/17/2007	8/18/2008	2/21/2006

	Yield	15.91%	15.91%	15.90%	15.90%	15.91%
Less:	Coupon	4.67%	4.67%	4.62%	4.70%	4.78%
	Servicing Fee	1.50%	1.50%	1.50%	1.50%	1.50%
	Net Credit Losses	7.05%	7.05%	7.04%	7.04%	7.05%
	Excess Spread:
	December-05	2.69%	2.69%	2.74%	2.66%	2.58%
	November-05	1.60%	1.57%	1.61%	1.51%	1.42%
	October-05	3.92%	3.90%	3.95%	3.81%	3.73%
	Three Month Average Excess Spread	2.74%	2.72%	2.77%	2.66%	2.58%

Delinquency:
	30 to 59 Days	0.91%	0.91%	0.91%	0.91%	0.91%
	60 to 89 Days	0.60%	0.60%	0.60%	0.60%	0.60%
	90+ Days	1.09%	1.09%	1.09%	1.09%	1.09%
	Total	2.60%	2.60%	2.60%	2.60%	2.60%

	Principal Payment Rate	18.13%	18.13%	18.13%	18.13%	18.13%

	Series	2001-1	2001-3	2001-4
	Deal Size	$893MM	$750MM	$714MM
	Expected Maturity	1/19/2006	3/20/2006	8/10/2006

Yield		15.90%	15.90%	15.90%
Less:	Coupon	4.62%	4.61%	4.60%
	Servicing Fee	1.50%	1.50%	1.50%
	Net Credit Losses	7.04%	7.04%	7.04%
	Excess Spread:
	December-05	2.74%	2.75%	2.76%
	November-05	1.59%	1.61%	1.66%
	October-05	3.92%	3.93%	4.00%
	Three Month Average Excess Spread	2.75%	2.76%	2.81%

	Delinquency:
	30 to 59 Days	0.91%	0.91%	0.91%
	60 to 89 Days	0.60%	0.60%	0.60%
	90+ Days	1.09%	1.09%	1.09%
	Total	2.60%	2.60%	2.60%

	Principal Payment Rate	18.13%	18.13%	18.13%